UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Team Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	For More Information Contact:
Robert J. Weatherbie
Chief Executive Officer
Team Financial, Inc.
(913) 294-9667
bob.weatherbie@teamfinancialinc.com
http://www.teamfinancialinc.com or Contact the Company’s Solicitor: Georgeson Banks & Brokers Call: 212-440-9800 Call Toll Free: 866-344-8965

Team Financial, Inc. announces agreement with large stockholder; 2008 Annual Meeting to be Reconvened

Paola, Kansas, June 17, 2008 - Team Financial, Inc. (NASDAQ: TFIN) today announced that it has reached an agreement with a large stockholder, the Bicknell Group, Leawood, Kansas, regarding several corporate governance matters.

Under the Agreement, Team agreed to postpone or adjourn the 2008 Annual Meeting of Stockholders in order to resolicit proxies for a revised slate of Class III Director nominees to  be elected at the reconvened meeting.  It is expected the reconvened meeting will be held within sixty (60) days. The Bicknell Group has agreed to vote in favor of a revised slate to be nominated by the Company which includes existing director, Robert Blachly; former chief financial officer and director, Richard J. Tremblay; and Jeffery L. Renner, a current non-management nominee to the Board of Directors. Those nominations are subject to non-objection by the Company’s banking regulator in the case of Mr. Tremblay and Mr. Renner, and, in Mr. Renner’s case, his willingness to serve if nominated.

The Company also announced that, in conjunction with the Agreement, Carolyn Jacobs and Denis Kurtenbach have declined to stand for nomination as Class III directors.  In addition, independent director, Harold G. Sevy, Jr. has agreed to tender his resignation as a director effective no later than the reconvened meeting so that the number of  Board positions will be reduced to eight directors.

In addition, the Company’s previously announced Strategic Planning Committee of the Board will be reconstituted to consist of Connie D. Hart, Jeffery L. Renner and Richard J. Tremblay, with Ms. Hart serving as chairperson.   Also the Audit Committee of the Board will be composed of Greg Sigman, who will serve as chairperson, Connie Hart and Jeffery L. Renner.  The Nominating Committee will be composed of Robert M. Blachly, who will be the chairperson, Gregory D. Sigman and Kenneth L. Smith.  The Compensation Committee will be composed of Kenneth L. Smith, who will be chairperson, Connie Hart and Jeffery L. Renner.  All other directors will have the right to participate in committee meetings consistent with regulatory requirements and committee charters.

The Company also agreed to not extend its Rights Agreement with American Securities Transfer & Trust, Inc., as rights agent, beyond the expiration date of June 3, 2009 or adopt any similar agreement without stockholder approval.  The Company further agreed to seek to eliminate its classification of the Board of Directors so that annually all directors will stand for re-election.  This proposal is to be presented to the stockholders at the 2009 Annual Meeting.

Under the Agreement, the Company will move forward with its plan to have Connie Hart, an independent director, become chairperson of the Board, as previously announced.

The Bicknell Group, which owns 427,025 shares of common stock, or 11.9% of the outstanding shares, agreed to refrain from any tender offer, exchange offer, merger or business combination with the Company as well as to refrain from any solicitation of proxies until the earlier of the 2009 Annual Meeting or June 30, 2009.  Also, prior to the 2009 Annual Meeting, the Bicknell Group agreed not to propose any matter to submission to the Company’s stockholders or to seek to amend any provision of the Company’s Articles of Incorporation or bylaws.

Robert J. Weatherbie, Chairman and Chief Executive Officer, stated: “We are extremely pleased and gratified that the Bicknell Group has joined with us to take these actions which will be in the best interests of all of our stockholders and we look forward to continuing support and cooperation with the Bicknell Group.”

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, Team Financial, Inc. has filed a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TEAM FINANCIAL, INC. AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact Robert J. Weatherbie at (913) 294-9667 or by email at bob.weatherbie@teamfinancialinc.com. Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning Team Financial, Inc. at the SEC’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071 (913) 294-9667.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Team Financial, Inc. and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from Team Financial’s stockholders with respect to the matters considered at the Team Financial, Inc. 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2008. Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071 (913) 294-9667. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, has been and will be set forth in our definitive proxy statement and other proxy related materials to be filed with the SEC in connection with the Team Financial, Inc. 2008 Annual Meeting.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adverse changes in results of operations, risks related to the Company’s expansion strategies, risks relating to loans and investments, including the effect of the change of the economic conditions in areas the Company’s borrowers are located, risks associated with the adverse effects of governmental regulation,  changes in regulatory oversight, interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.